UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

        STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                    Securities Act of 1933 File No: 333-93475

             (If application to determine eligibility of trustee for
                 delayed offering pursuant to Section 305(b)(2))
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Exact Name of Trustee as specified in its charter:        Fidelity National Bank

Jurisdiction of incorporation or organization
if not a U.S. national bank:                              N/A

I.R.S. Employer Identification No.:                       58-1839553

Address of principal executive officers:                  3490 Piedmont Road, Suite 1450
                                                          Atlanta, GA 30305

Name, address and telephone number of                     Alice Jackson
agent for service:                                        Fidelity National Bank
                                                          3490 Piedmont Road, Sixth Floor
                                                          Atlanta, GA 30329
                                                          (404) 639-6808

Exact name of obligor as specified in its charter:        Cornerstone Ministries Investments, Inc.

State or other jurisdiction of incorporation
or organization:                                          Georgia

I.R.S. Employer Identification No.:                       58-2232313

Address of principal executive offices:                   6035 Atlantic Boulevard, Suite C
                                                          Norcross, GA 30071-1345

Title of the indenture securities:                        $17 million Series B Certificates of
                                                          Indebtedness
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Item 1.  General Information.
Furnish the following information as to the trustee -
(a)   Name and address of each examining or supervising authority to which it is subject.

      FDIC
      1201 Peachtree Street, N.E., Suite 1600
      Atlanta, GA 30309-3449

      Federal Reserve Bank
      104 Marietta Street, N.W.

                                                                      Exhibit 25
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      Atlanta, GA 30303-2713
      Office of the Comptroller of Currency
      1117 Perimeter Way, Suite W041
      Atlanta, GA 30338-5417

(b)   Whether it is authorized to exercise corporation trust powers.
      Yes.

Item 2.  Affiliations with the obligor.
If the obligor is an affiliate of the trustee, describe such affiliation. Obligor maintains commercial bank accounts with trustee. No other affiliation.

Item 3.  Voting securities of the trustee.
Furnish the following information as to each class of voting securities of the trustee: As of April 15, 2000.

                      Col. A.                        Col. B.
                  Title of Class               Amount Outstanding
                    Preferred                   2,240,000/shares
                      Common                     154,428/shares

Item 4.  Trusteeships under other indentures.
If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:
(a) Title of the securities outstanding under each such other indenture.
      N/A.

(b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.
      N/A.

Item 5. Interlocking directorates and similar relationships with the obligor or underwriters. If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.
Neither the trustee nor any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor.

Item 6. Voting securities of the trustee owned by the obligor or its officials. Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor.
As of April 15, 2000.
There are no voting securities of the trustee owned beneficially by the obligor, any director, partner, or executive officer of the obligor.


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Item 7.  Voting  securities  of the  trustee  owned  by  underwriters  or  their officials. Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor, and each director, partner, and executive officer of each such underwriter.
As of April 15, 2000.
No voting securities of the trustee are owned beneficially by any underwriter for the obligor or any director, partner, or executive officer of such underwriter.

Item 8.  Securities of the obligor owned or held by the trustee.
Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee.
As of April 15, 2000.
No securities of the obligor are owned beneficially or held as collateral security for obligations in default by the trustee.

Item 9. Securities of underwriters owned or held by the trustee.
If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.
As of April 15, 2000.
The trustee does not own beneficially or hold as collateral security for obligations in default, any securities of an underwriter of the obligor.

Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.
If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee
(1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:
As of April 15, 2000.
The trustee does not own beneficially or hold as collateral security for obligations in default, voting certificates of a person who, to the knowledge of the trustee, owns ten percent or more of the securities of the obligor, or is an affiliate other than a subsidiary for the obligor.

Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.
If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee.
As of April 15, 2000.
The trustee does not own beneficially or hold as collateral security for obligations in default, any securities of a person who, to the knowledge of the trustee, owns fifty percent of the obligor.

Item 12.  Indebtedness of the Obligor to the Trustee.
Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:
As of April 15, 2000.
The obligor is not indebted to the trustee, except that Cecil A. Brooks, an officer of obligor, has a note outstanding to the trustee with a balance owed of $11,688.13.


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Item 13.  Defaults by Obligor.

(a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

To the best of knowledge and belief of the trustee, there has been no default with respect to the securities under this indenture.

(b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

The trustee is not a trustee under another indenture under which any other securities or certificates of interest or participation in any of the securities of the obligor are outstanding. Furthermore, no indenture series under this indenture are in default.

Item 14.  Affiliations with the Underwriters.
If any underwriter is an affiliate of the trustee, describe each affiliation. The underwriter is not an affiliate of the trustee.

Item 15.  Foreign Trustee.
Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

The trustee is not a foreign trustee.

Item 16.  List of exhibits.
List below all exhibits filed as a part of this statement of eligibility.

1. A copy of the articles of association of the trustee as now in effect, containing the certificate of authority of the trustee to commence business.
2. A copy of the authorization of the trustee to exercise corporate trust powers.
3.   A copy of the existing bylaws of the trustee.
4. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                                    SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Fidelity National Bank, a national banking corporation organized and existing under the laws of Georgia, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, and State of Georgia, on the 24th day of April, 2000.

                                              /s/  James Perry
                                              ----------------------------------
                                              FIDELITY NATIONAL BANK, Trustee
                                              By:  James Perry, Vice President